Exhibit 10.2
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is made and entered into effective as of August 4, 2008 between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and, on the other hand, ENERGY CORPORATION OF AMERICA, a West Virginia corporation (“Borrower”).
RECITALS
     A. Agent, the Lenders and the Borrower entered into that certain Second Amended and Restated Credit Agreement, dated as of September 7, 2007 (the “Credit Agreement”).
     B. Borrower has requested an increase in the Maximum Loan Amount from $200,000,000.00 to $250,000,000.00, consisting of a Maximum Revolver Amount of up to $150,000,000.00 and a Term Loan Amount of up to $100,000,000.00.
     C. As of August 1, 2008, the outstanding principal amount under the Term Loan is $99,000,000.00 and the outstanding principal amount under the revolving facility is $75,274,335.76. Such amounts are unconditionally owed by Borrower to Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever.
     D. Agent and the Lenders are willing to consent to such an increase and to amend the Credit Agreement subject to the terms and conditions hereinafter set forth.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
Definitions
     Section 1.01. Recitals. The foregoing recitals are hereby incorporated into and made a part of this Amendment for all purposes.
     Section 1.02. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.
ARTICLE II
Amendments and Other Agreements
     Section 2.01. Amendment to Section 1.1 of the Credit Agreement. The following definitions in Section 1.1 of the Credit Agreement are hereby amended by amending and restating each such definition in its entirety to read as follows:
     “’Applicable Margin’ means, on any day, and with respect to any Obligation, the applicable per annum percentage set forth in the table shown below, based on the average monthly Revolver Usage for the immediately preceding month:

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Average Monthly		LIBOR
Total Usage	Base Rate Loans	Rate Loans

$0 to $60,000,000.00	Less 0.25%	Plus 1.50%
$60,000,000.01 to $115,000,000.00	Plus 0.0%	Plus 1.75%
Greater than $115,000,000.00	Plus 0.25%	Plus 2.00%
     “’Hydrocarbon Interests Hedging Agreement Reserves’ means as of any date of determination, reserves in an amount, if positive, equal to (a) the aggregate Hedging Obligations of Borrower, its Subsidiaries and Affiliates to Bank Product Providers relating to commodities or commodity prices, minus (b)(i) the Total Value (calculated in a manner consistent with the determination of the Borrowing Base) multiplied by 65%, minus (ii) the Maximum Loan Amount. By way of example, if (A) the aggregate Hedging Obligations are $60,000,000.00, (B) the Total Value is $386,000,000.00 and (C) the Maximum Loan Amount is $250,000,000.00, then $60,000,000.00 — [($386,000,000.00 x 0.65) - $250,000,000.00] = $59,100,000.00.”
     “’Maximum Loan Amount’ means $250,000,000.00.”
     “’Maximum Revolver Amount’ means $150,000,000.00, as such amount may be reduced from time to time in accordance with Section 6.23.”
     “’PV-10 Value’ means, as of the date of determination, the sum of the present values of the Net Operating Income expected to be received in each of the months following the date of determination, determined as follows:
     (a) the Net Operating Income shall be determined on the lesser amount of (i) a ceiling value of MmBTU — $6.50 and Bbl — $65.00 of Proved Developed Producing Reserves as of such date of determination, adjusting such price to reflect the effect of the then-outstanding Hedging Agreements, but without adjustment to reflect the Basis Differential with respect to Hydrocarbons produced from the Eligible Proved Developed Producing Reserves of the Pledging Subsidiaries and the Eligible Proved Developed Producing Reserves of the Partnerships and the LLC, as determined by the Approved Engineer and approved by Agent, or (ii) (x) on the basis of the contract price to the extent contracts exist or (y) in the event that contracts do not exist, on the basis of the applicable NYMEX Price for the category of Proved Developed Producing Reserves as of such date of determination, adjusting such price to reflect the appropriate Basis Differential with respect to Hydrocarbons produced from the Eligible Proved Developed Producing Reserves of the Pledging Subsidiaries and the Eligible Proved Developed Producing Reserves of the Partnerships and the LLC and the effect of the then-outstanding Hedging Agreements, as determined by the Approved Engineer and approved by Agent; and
     (b) the present value of each such Net Operating Income amount shall be determined by discounting such Monthly Net Operating Income from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.”
     Section 2.02. Amendment to Section 2.2 of the Credit Agreement. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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     “2.2 Term Loan. Borrower hereby represents and warrants that Lenders have made the Term Loan in the principal amount equal to the Term Loan Amount to Borrower for the purposes set forth in Section 6.20 hereof. The Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
July 10, 2009	$1,000,000
July 10, 2010	$1,000,000
July 10, 2011	$1,000,000
The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the earliest of (a) the Maturity Date, (b) the date of the acceleration of the Term Loan in accordance with the terms hereof, and (c) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.
The Lenders acknowledge a payment, on or prior to July 10, 2008, by Borrower on the outstanding indebtedness under the Term Loan in the amount of $1,000,000.00 (the “July 2008 Term Installment Payment”). Borrower made such payment by applying funds advanced under the revolving facility to the Term Loan. Borrower has requested that, as of August 4, 2008, the principal amount outstanding under the Term Loan be $100,000,000.00. Accordingly, the Lenders agree to reverse the July 2008 Term Installment Payment, which shall result in the advances under the revolving facility being reduced by $1,000,000 and the principal amount outstanding under the Term Loan being increased by $1,000,000, such that, as of August 4, 2008, the principal amount outstanding under the Term Loan is $100,000,000.00, and the principal amount outstanding under the revolving facility is $74,274,335.76.”
     Section 2.03. Amendment to Section 6.23 of the Credit Agreement. Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “6.23. Collateral Value. Unless otherwise consented to by Agent in writing, after a Reserve Report or other report or information is delivered pursuant to Section 6.2 or otherwise that shows the Total Value is less than the amount determined by multiplying the Maximum Loan Amount by 1.5 (“Collateral Value Amount”), Agent may adjust the Borrowing Base accordingly and Borrower shall, within five (5) Business Days, notify Agent that Borrower shall:
     (a) execute, and/or cause to be executed and delivered to the Agent within sixty (60) days supplemental or additional Mortgages, in form and substance satisfactory to the Agent and its counsel, securing payment of the Obligations and covering other Oil and Gas Properties directly owned by Borrower, one or more of the Pledging Subsidiaries or any other Subsidiary of Borrower which are not then covered by any Mortgage and having a value (as determined by Agent in its sole discretion), in addition to the other Oil and Gas Properties already subject to a Mortgage, sufficient to cause the Total Value to exceed the Collateral Value Amount, or

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     (b) if such Oil and Gas Properties are insufficient to provide such supplemental or additional Mortgages, then, within five (5) days, (i) demonstrate to Agent that it cannot provide such supplemental or additional Mortgages and (ii) make a payment with respect to the Advances in an aggregate principal amount sufficient to reduce the Total Usage to an amount equal to or less than 65% of the newly established Total Value.”
     Section 2.04. Amendment to Section 7.20(a)(i) of the Credit Agreement. Section 7.20(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(i) Minimum EBITDAX. (A) after the date hereof to and including September 30, 2008, EBITDAX in an amount equal to or greater than $40,000,000.00 at the close of each fiscal quarter of Borrower and (B) after September 30, 2008, EBITDAX in an amount equal to or greater than $55,000,000.00 at the close of each fiscal quarter of Borrower. Compliance of the foregoing covenant will be tested quarterly on a rolling four quarter basis.”
     Section 2.05. Amendment to Schedule C-1 to the Credit Agreement. Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.
ARTICLE III
Conditions
     Section 3.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:
     (a) Agent shall have received this Amendment, duly executed by Borrower, together with the Consent and Ratification (the “Ratification”) attached hereto, duly executed by each Pledging Subsidiary;
     (b) Borrower shall deliver evidence to Agent that all necessary corporate authorizations and proceedings were taken by Borrower and the Pledging Subsidiaries in connection with the transactions contemplated by this Amendment;
     (c) The representations and warranties contained herein, in the Credit Agreement, as amended hereby, the Ratification and in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof, except to the extent such representations and warranties relate to an earlier date;
     (d) Borrower shall have delivered a certificate to Agent demonstrating, in form and substance satisfactory to Agent, a Total Value equal to or in excess of $350,000,000.00;
     (e) No Event of Default shall have occurred and be continuing and no Default shall exist; and
     (f) Borrower shall have delivered or caused to be delivered such other documents, agreements and instruments as Agent may require to effect the terms and provisions of this Amendment.
     Section 3.02. Conditions Subsequent. Unless specifically waived in writing by Agent, Borrower shall complete or cause to be completed the requirements set forth below (the “Conditions Subsequent”), in form and substance satisfactory to Agent, on or before the applicable completion date, and Borrower

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acknowledges and agrees that Borrower’s failure or refusal to complete any of the Conditions Subsequent on or before the applicable completion date shall, at Agent’s election, constitute a breach of Borrower’s agreement hereunder and an Event of Default under the Credit Agreement without the necessity of any written notice to Borrower and shall allow the Agent (at its option) to exercise any and all of its remedies:
     (a) On or before October 31, 2008, Borrower shall have executed and delivered to Agent such Mortgages and/or Deeds of Trust (as applicable) and any amendment, supplement or modification to same as may be required by Agent for recording as appropriate sufficient for the Mortgaged Properties to have an aggregate value equal to or in excess of $375,000,000.00, and all such documents and instruments shall be duly recorded in form and substance satisfactory to Agent, and Borrower shall have caused to be delivered to Agent, in form and substance similar to what has been previously provided by Borrower to Agent, such financing statements and/or amendments or modifications thereto, title searches and/or title updates as may be required by Agent in connection therewith; and
     (b) On or before October 31, 2008, Borrower shall have delivered or caused to be delivered to Agent an internally prepared engineering report certifying to Agent that Borrower has Mortgaged Properties having a value equal to or in excess of $375,000,000.00.
ARTICLE IV
Ratifications, Representations and Warranties
     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and the Agent agree that the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Agent as follows:
     (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and do not and will not conflict with or violate any provision of any applicable law, the Articles of Incorporation or Bylaws of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon the Borrower or its Property; no consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby;
     (b) the representations and warranties contained in the Credit Agreement, as amended hereby, the Ratification and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;
     (c) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents; and

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     (d) Except as has otherwise been disclosed to Agent, Borrower has not amended its Articles of Incorporation or Bylaws or other organizational documents since the date of the execution of the Credit Agreement.
ARTICLE V
Miscellaneous
     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement and the other Loan Documents, including, without limitation, this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
     Section 5.02. Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.
     Section 5.03. Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.
     Section 5.04. RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

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     Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     Section 5.06. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN ATLANTA, GEORGIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.
     Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.
     Section 5.08. Counterparts/Facsimile. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver an original executed counterpart of this Amendment but the failure to do so shall not affect the validity, enforceability and binding effect of this Amendment.
     Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Credit Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 5.11. FINAL AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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     IN WITNESS WHEREOF, the Borrower, Agent and the Lenders have caused this Amendment to be executed as of the date first written above by their duly authorized officers.

BORROWER

ENERGY CORPORATION OF AMERICA

By:	/s/ Michael S. Fletcher

Name:	Michael S. Fletcher

Title:	CEO

AGENT AND LENDERS

WELLS FARGO FOOTHILL, INC.,
as Agent and Lender

By:	/s/ Gary Forlenza

Name:	Gary Forlenza

Title:	VP

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Charles W. Patterson

Name:	Charles W. Patterson

Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Tyler Faverbach

Name:	Tyler Faverbach

Title:	Vice President

[Consent and Ratification follows.]

first amendment to second Amended and Restated Credit Agreement — Signature Page

CONSENT AND RATIFICATION
     The undersigned, EASTERN AMERICAN ENERGY CORPORATION, a West Virginia corporation and ALLEGHENY & WESTERN ENERGY CORPORATION, a West Virginia corporation (each a “Pledging Subsidiary” and collectively the “Pledging Subsidiaries”) have executed certain Loan Documents in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent (“Agent”) for the Lenders in connection with that certain Second Amended and Restated Credit Agreement, dated as of September 7, 2007 (the “Credit Agreement”) between and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to thereafter each individually as a “Lender” and collectively as the “Lenders”), Agent, and, on the other hand, ENERGY CORPORATION OF AMERICA, a West Virginia corporation (“Borrower”). The Pledging Subsidiaries hereby consent and agree to the terms of the First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) executed by Borrower, the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Loan Documents to which they are a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Pledging Subsidiaries and enforceable against the Pledging Subsidiaries in accordance with their terms. Furthermore, each Pledging Subsidiary hereby agrees and acknowledges that (a) none of the Loan Documents to which it is a party is subject to any claims, defenses or offsets, (b) nothing contained in the Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under any of the Loan Documents to which it is a party, (c) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any indebtedness, liability or obligation of the undersigned under any of the Loan Documents to which it is a party and shall not constitute a waiver by Agent of any of Agent’s rights against the undersigned, (d) by virtue hereof and by virtue of each of the Loan Documents to which it is a party, each Pledging Subsidiary ratifies in full all of its indebtedness, liabilities and obligations arising under each of the Loan Documents to which it is a party, (e) the Pledging Subsidiaries’ consent is not required for the effectiveness of the Amendment, and (f) no consent by the Pledging Subsidiaries is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Credit Agreement or any present or future Loan Document.

EASTERN AMERICAN	ALLEGHENY & WESTERN ENERGY
ENERGY CORPORATION,	CORPORATION,
a West Virginia Corporation	a West Virginia Corporation

By:	By:

Name:	Name:

Title:	Title:

first amendment to second Amended and Restated Credit Agreement — Consent and Ratification

EXHIBIT A
SCHEDULE C-1

Commitments

	Revolver	Term Loan	Total
Lender	Commitment	Commitment	Commitment
Wells Fargo Foothill, Inc.	$75,000,000	$50,000,000	$125,000,000
Bank of America, N.A.	$37,500,000	$37,500,000	$75,000,000
U.S. Bank National Association	$37,500,000	$12,500,000	$50,000,000
All Lenders	$150,000,000	$100,000,000	$250,000,000

First Amendment to Second Amended and Restated Credit Agreement